UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 8, 2006

MONOLITHIC POWER SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51026	77-0466789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

983 University Avenue, Building A

Los Gatos, California 95032

(Address of principal executive offices) (Zip Code)

(408) 357-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 8, 2006, the board of directors (the “Board”) of Monolithic Power Systems, Inc. (the “Company”) appointed Victor Lee to the Board, effective September 14, 2006. Pursuant to a letter of agreement between the Company and Mr. Lee, dated September 8, 2006, the Company committed to grant Mr. Lee a non-qualified stock option to purchase 30,000 shares of the Company’s common stock with an exercise price equal to the closing fair market value of the underlying stock on the date of grant, which was September 14, 2006. The shares underlying the option vest at the rate of fifty percent (50%) on the date one year after the date of grant and an additional fifty percent (50%) on the date two years after the date of grant, subject to his continued service on the Board on the applicable vesting date. The option is subject to the terms and conditions of the Company’s 2004 Equity Incentive Plan and the respective grant agreements. In addition, the Company agreed to provide an annual retainer of $15,000 to Mr. Lee in connection with his services to the Company.

In connection with the appointment of Mr. Lee to the Board, the Company entered into an indemnification agreement with Mr. Lee, the terms of which are identical in all material respects to the form of indemnification agreement that the Company has previously entered into with each of its directors, which was filed with the SEC as Exhibit 10.4 of the Company’s Form S-1 Registration filed on November 15, 2004.

A copy of the letter of agreement between the Company and Mr. Lee dated September 8, 2006 is attached to this Current Report as Exhibit 10.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 14, 2006, the Company issued a press release announcing that Mr. Victor Lee is being appointed to the Board of the Company as a Class I director, effective September 14, 2006. The Board has determined that Mr. Lee will serve on the Compensation, Audit and Nominating committees. There are no relationships or related transactions between Mr. Lee and the Company that would be required to be reported under Section 404(a) of Regulation S-K.

Mr. Lee currently serves as Chief Financial Officer and Secretary of Leadis Technology Inc., a fabless semiconductor company. From February 2001 until December 2002, Mr. Lee was engaged as an independent consultant and from December 1999 to January 2001, Mr. Lee served as the Chief Financial Officer and Secretary of SINA Corporation, an Internet portal network company. From September 1998 to August 1999, Mr. Lee was the Vice President and Acting Chief Financial Officer of VLSI Technology, Inc., a semiconductor manufacturer, and from 1997 to 1998, Vice President, Corporate Controller of VLSI Technology, Inc. From 1989 to 1997, Mr. Lee was a finance director at Advanced Micro Devices, Inc. Mr. Lee holds a B.S. in Industrial Engineering and Operations Research and an M.B.A. from the University of California, Berkeley.

On September 8, 2006, Mr. Jim Jones resigned from the Company’s Board and the Compensation, Audit and Nominating committees, effective September 14, 2006. Mr. Jones was the first venture capital investor in the Company, and his departure from the Board did not result from or involve any disagreement with the Company.

A press release announcing the appointment of Mr. Lee and the departure of Mr. Jones was issued on September 14, 2006, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Letter of agreement between the Company and Victor Lee, dated September 8, 2006

99.1	Press release dated September 14, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter of agreement between the Company and Victor Lee, dated September 8, 2006

99.1	Press release dated September 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 14, 2006	By:	/s/ C. Richard Neely, Jr.
C. Richard Neely, Jr.
Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)